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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

PENN NATIONAL GAMING, INC.

Offer to Exchange all Outstanding
8 3/4% Senior Subordinated Notes due 2019
(CUSIP Nos. 707569 AM1 and U70833 AE5)
for
8 3/4% Senior Subordinated Notes due 2019
(CUSIP No.              )
That Have Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus, dated                           , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON , 2010, UNLESS WE EXTEND OR EARLIER TERMINATE THE EXCHANGE OFFER. IF WE EXTEND THE EXCHANGE OFFER, THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Penn National Gaming, Inc. (the "Company") made pursuant to the Prospectus, dated                          , 2010 (the "Prospectus"), if certificates for the outstanding 8 3/4% Senior Subordinated Notes due 2019 of the Company (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, National Association, as exchange agent (the "Exchange Agent") prior to the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Delivery To: Wells Fargo Bank, National Association, Exchange Agent

By Regular Mail or Overnight Courier:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attn: Reorg (if by mail, registered or certified recommended)	Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Reorg	Wells Fargo Bank, National Association Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402 Attn: Reorg

By Facsimile	To Confirm by Telephone:
(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a "Medallion Signature Guarantor" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

  Aggregate Principal Amount of Old Notes Tendered (must be in denominations of principal amount $2,000 and any integral multiple of $1,000 in excess thereof)

   Name(s) of Holders

   Name of Eligible Guarantor Institution Guaranteeing Delivery

  Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

   Name of Tendering Institution

   DTC Account Number

  ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

  PLEASE SIGN HERE

  X

  X

   Signature(s) of Owner(s)                   Date
  or Authorized Signatory

   Area Code and Telephone Number

           The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person's authority to so act. Please print name(s) and address(es).

Name(s):

Capacity:

Address(es):

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 GUARANTEE
(Not to be Used for Signature Guarantees)

        The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature
Address	Title
Zip Code	Name: (Please Type or Print)
Area Code and Tel. No.	Dated:

NOTE:
DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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Delivery To: Wells Fargo Bank, National Association, Exchange Agent
GUARANTEE (Not to be Used for Signature Guarantees)